Exhibit 99.1

April 8, 2020

T. Patrick Tinker, Esq.
Office of the United States Trustee
     for the District of Delaware

844 King Street

Suite 2207

Wilmington, DE 19801

Re:	In re Quorum Health Corporation (“QHC” or “Company”), Case No. 20-10766

Dear Mr. Tinker:

We represent Mudrick Capital Management, L.P. (“Mudrick”), which is the beneficial owner of approximately 15% of QHC’s equity securities. On behalf of Mudrick, we respectfully request that the United States Trustee for the District of Delaware (the “U.S. Trustee”) appoint an official committee of equity security holders (an “Official Equity Committee”) pursuant to section 1102(a)(2) of title 11 of the United States Code (as amended, the “Bankruptcy Code”) to assure adequate representation of the interests of all QHC shareholders. As set forth in detail below, there is every reason to believe that significant equity value exists for the existing shareholders of QHC. However, without the appointment of an Official Equity Committee, there is no estate fiduciary to represent shareholder interests, as the Board of Directors and management team now in control of QHC have abandoned those interests in favor of those of QHC’s noteholders.

Yesterday (the “Petition Date”), QHC filed an 8-K with the Securities and Exchange Commission that disclosed the Company’s entry into a restructuring support agreement (the “RSA”) with certain lenders representing approximately 74.7% of the obligations outstanding under the Company’s First Lien Facility and 97.3% of the obligations under the Senior Notes.1 The RSA sets forth the terms of a pre-packaged plan (the “Plan”) for a balance sheet restructuring that QHC filed yesterday with its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code filed in the United States Bankruptcy Court for the District of Delaware, jointly administered under Case No. 20-10766 (KBO) (the “Chapter 11 Cases”). It is our understanding that solicitation of the Plan commenced on April 6, 2020 with respect to certain classes of creditors and that QHC is seeking an extremely expedited combined disclosure statement and confirmation hearing in 33 days, on May 11, 2020, a date itself almost a month earlier than the self-imposed June 6, 2020 outside date in the RSA. As discussed, the RSA parties plainly intend this ultra accelerated timeframe to frustrate the evaluation of QHC’s legitimate shareholder interests.

1 For a complete list of noteholders, please see the signatories to the RSA.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

Pursuant to the Plan, there are ten classes of creditors only two of which are deemed impaired and entitled to vote: the First Lien lenders and the noteholders. All allowed administrative claims, priority tax claims, other secured claims, and other priority claims will be paid in full in cash or receive such other treatment to render the claims unimpaired. Similarly, the allowed DIP claims, ABL claims, and the general unsecured claims will be paid in cash or otherwise unimpaired. Each Holder of an Allowed First Lien Loan Claim shall receive such Holder’s pro rata share of (a) the First Lien Loan Claims Paydown Amount; and (b) the Exit Facility. The claims of the Senior Notes will be discharged in exchange for 100% of the New Common Stock, subject to dilution for certain issuances of new common stock and interests in a QHC Litigation Trust. Though all general unsecured creditors are paid in full in cash, the Plan provides zero recovery to QHC’s pure shareholders, i.e. those shareholders that do not also own Senior Notes. Thus, the Plan provides that all existing equity will be wiped out and all reorganized equity provided to QHC’s senior noteholders.

This scheme must be carefully scrutinized and evaluated by the Court, through an estate fiduciary, because equity is decidedly in the money in this case. QHC’s own financial advisor has opined that according to its analysis, which has not yet been fully disclosed or subjected to any discovery or review, the upper range of the value of the Company is $1.275 billion, which is only $32 million below the reported debt on the valuation date.2 Thus, a mere 2% increase in value (or a tenth of a point in an applicable multiple) using the Company’s metrics would put equity in the money – on the RSA parties’ valuation even before an Official Equity Committee can make its case. Furthermore, even that valuation does not appear to take into account the value of any cash that QHC had on hand on the valuation date and specifically excludes the $10-$20 million of assistance that the Company believes it will receive under the CARES Act. More fundamentally, it does not take into account that QHC and the noteholders are opportunistically valuing the Debtors at their low point, during a worldwide pandemic, without taking into account the increased value that the Debtors’ own management projects will be realized in the near future after operating performance is stabilized and improved. The complete elimination of the existing stockholder’s equity in QHC results solely from QHC’s misguided agreement to give control of the Company and its restructuring to its noteholders, despite the absence of any monetary default under any of the loan agreements and despite QHC’s projection of sustained, long term profitability after the resolution of the COVID-19 pandemic.

2 The valuation analysis is based solely on the Debtors’ assumptions and projections that appear in its analysis that is attached as Exhibit E to its Disclosure Statement. Mudrick does not have the benefit of all necessary information to assess the Debtors’ assumptions and projections and expressly reserves its right to challenge any and all assumptions and projections therein. Use of the Company’s numbers in this letter is purely illustrative.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

The appointment of an Official Equity Committee is also required because there is no indication that any non-conflicted party independently evaluated the Debtors’ RSA and proposed Plan. To the contrary, all parties that negotiated and entered into the RSA – including QHC’s Board of Directors and management -- will benefit from consummation of the proposed plan at the expense of the Company’s equity holders. Indeed, the only purported equity holders at the negotiating table were the conflicted noteholders that, collectively, also controlled 97.3% of the outstanding Senior Notes. Given that these same noteholders only controlled 38% of the equity, it is simple to see that it was much more economically efficient for them to take QHC’s equity through their note holdings rather than their equity. If they had done the latter, they would have had to share the recovery with the other 62% equity holders – including Mudrick and the large number of retail shareholders. Rather than do so, they sacrificed their minority shareholdings in favor of their overwhelming note holdings. There simply is no basis to suggest that these holders acted for equity as they agreed to extinguish it. Instead, these holders used their seat at the table during the past six months of negotiations with the Company, while trading outstanding notes amongst themselves, to orchestrate a scheme to crowd out the remaining 62% of equity holders. More troubling, when Mudrick contacted the Company on March 23, 2020 to request a meeting to discuss the rumors about a potential restructuring that would deny value to equity holders, the Company completely ignored it. To date, the Company has yet to respond to Mudrick, nor even mention its attempt to engage with the Company. Rather than explaining itself and defending its decision, the Company hid. An Official Equity Committee will ensure that the Company will not be able to ram its Plan through and squeeze out equity without a full Court review.

An Official Equity Committee must be appointed to challenge the noteholders’ egregious overreach to take value that belongs to the equity. And, because of the extremely, albeit self-imposed, expedited timeline set forth in the RSA, time is of the essence. QHC’s Board of Directors, whose fiduciary duties run strictly to QHC’s shareholders where, as here, the Company is solvent, has instead abandoned this duty. Accordingly, no estate fiduciary is representing the interests of the shareholders. Moreover, because the Plan provides for payment in full to all general unsecured creditors and 97.3% of the noteholders have signed the RSA, there will be no official committee of unsecured creditors. Thus the only estate fiduciary is the Company itself, which has already acted to wipe out its shareholders’ interests. An Official Equity Committee is absolutely necessary here to ensure that shareholders are adequately represented.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

The Relevant Criteria for Establishing
an Equity Committee Are Satisfied Here.

The requisite factors for the appointment of an Equity Committee under 11 U.S.C. § 1102(a)(1) are met here:

(a) the interests of shareholders are not otherwise represented;

(b) QHC is not hopelessly insolvent, such that Mudrick and other shareholders have a real economic stake in the Chapter 11 cases;

(c) the case is large and complex;

(d) the stock is widely held and actively traded;

(e) the timing of the request is appropriate.

See, e.g., In re Spansion, Inc., 421 B.R. 151, 156 (Bankr. D. Del. 2009); In re Pilgrim's Pride Corp, 2009 WL 1231251, at *3 (Bankr. N.D. Tex. Apr. 30, 2009); In re Williams Commc 'ns Group, Inc., 281 B.R. 216 (Bankr. S.D.N.Y. 2002); Exide Tech. v. State of Wisconsin Inv. Bd., 2002 WL 32332000, at *1–2 (D. Del. Dec. 23, 2002) (appointing equity committee over objection of debtor and official committee of unsecured creditors). No single factor is dispositive and the weight attributed to each factor is determined by the facts of each case. In re Kalvar Microfilm, Inc., 195 B.R. 599, 600–01 (Bankr. D. Del. 1996)

Shareholders Are Not Adequately
Represented Without an Official Equity Committee

No group of existing creditors or interest holders in the case will adequately protect and represent the interests of shareholders. Although the existence of a creditors’ committee may, in some circumstances, be deemed sufficient to protect the interests of shareholders in addition to that of creditors, that scenario is not applicable here. As stated above, the Chapter 11 Cases will likely not require the appointment of an official committee of unsecured creditors. The RSA currently contemplates that general unsecured creditors will receive payment in full in cash on account of their claims and 97.3% of the noteholders signed on to the RSA. The Debtors have requested that a meeting of creditors not even be convened. Thus, Mudrick respectfully submits that an Official Equity Committee should be appointed in lieu of a creditors’ committee. Even in the unlikely event that a creditors’ committee is appointed in the Chapter 11 Cases, it cannot represent the interests of shareholders. To the contrary, a creditors’ committee would be aligned with QHC and fight for the confirmation of the Plan because it does not stand to gain by maximizing value beyond that contemplated by the RSA or challenging any behavior or transactions leading to the filing of the Chapter 11 Cases because all general unsecured creditors will be paid in full and the noteholders are taking all of the reorganized equity.

Further, although QHC’s directors and officers have fiduciary responsibilities to protect shareholder interests, their consent to the RSA effectively precludes them from taking any action to challenge it. An Official Equity Committee is needed to enable shareholders to participate fully in the Chapter 11 Cases and protect their interests. Leaving the shareholders the unsustainable burden of individually protecting their interests while the Company uses its financial resources to compensate the professionals of all RSA parties means shareholders are illegitimately disenfranchised. The Board has elected to promote creditor interests, not in priority to shareholder interests, but in exclusion of shareholder interests.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

Under circumstances far less troubling than those that exist here, in Oneida, Judge Gropper determined that it would be “unrealistic” to rely on “the usual presumption that the Board will pay due ... regard to the interests of shareholders.” In re Oneida Ltd., No. 06-10489 (ALG), 2006 WL 1288576 at *2 (Bankr. S.D.N.Y. May 4, 2006). There, the debtor’s lenders, as part of an initial out-of-court restructuring step, gained effective control of the debtor’s board through exercising the right to appoint six of the nine directors. Id. Even though the court explicitly disclaimed finding any impropriety by the lenders or any board member, the court determined that the moving equity security holders had carried their burden to show that an equity committee was “necessary” within the meaning of section 1102(a)(2) of the Bankruptcy Code, given that it was “the subsequent Board that endorsed a plan of reorganization that wipes out old equity and allocates all of the equity of the reorganized companies to those Lenders who are not being paid in full.” Id. Judge Gropper reasoned, again disclaiming that any finding of wrongdoing was being made, that the absence of the “usual checks and balances” present in most bankruptcy cases and “due regard for appearances” warranted the appointment of an official equity committee. Id. at *3.

Much the same is true here and more. QHC and the noteholders have had months to engineer the Debtors’ restructuring and prepare for this bankruptcy and have used that head start to neutralize the checks and balances that would normally exist to prevent the type of overreaching that is evident in, among other things, the purported prepackaged Plan that was filed on the Petition Date. Indeed, the case has been put on the fastest of tracks – during a worldwide pandemic -- for no purpose other than to avoid any meaningful equity valuation or oversight of the proposed reorganization. If, for no other reason than to protect the appearance that justice is being done in these bankruptcy cases, it is imperative that the U.S. Trustee appoint an Official Equity Committee.

QHC is Solvent.

QHC’s case is about short-term liquidity (already addressed), not solvency. QHC is solvent. It expects a brief downtick in earnings due to the worldwide COVID-19 pandemic – like every other company – and then expects to recapture these earnings in the second half of 2020 and thereafter. Indeed in its recent 8-K, QHC itself said “in 2021 and beyond, management does not expect there to be a material impact to the business from COVID-19.” Yet, the Company and its noteholders seek to rush to confirmation using a temporary pandemic-related earnings trough to drive an opportunistic false valuation at a time that equity is not adequately represented. Again, QHC is solvent when viewed on a normalized basis. And the legal standard necessary for appointment of an Official Equity Committee requires even less. The legal standard for hopeless insolvency is not whether a debtor is insolvent, but whether it “appears to be hopelessly insolvent.” Williams Commc’ns, 281 B.R. at 220–21 (emphasis added). See also In re Sun Edison, Inc., 556 B.R. 94, 103 (Bankr. S.D.N.Y. 2016). All that is required is a “reasonable prospect of receiving a meaningful distribution”. Spansion, 421 B.R. at 157. Here there is not only “hope” of solvency, there is actual solvency. The Company’s own projections, using normalized (i.e. not-COVID-19 impaired) earnings under any rational market multiple shows substantial equity value.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

Accordingly, the Company is currently solvent and there remains substantial value for shareholders. QHC’s own accounting indicates that substantial equity value exists. This cannot be seriously contested – the Company’s largest creditor and signatory to the RSA, KKR Credit Advisors (US) LLC (“KKR”), acknowledged publicly in a Schedule 13D filing with the SEC in December that, even valuing the Company on a distressed basis, equity value exists.3 Additionally, management’s own projections indicate that the Company’s enterprise value will substantially increase over the next several years. These projections, as outlined in the Disclosure Statement, show that normalized EBITDA will increase to $177 million next year and $204 million by 2023. Using a reasonable valuation multiple, these projections result in equity value of up to $12 per share. Given management’s efforts and this potential value, now is not the time to let the Company pursue a restructuring process that wipes out all existing equity.

The Chapter 11 Cases Are Large and Complex.

Appointment of an Official Equity Committee is further supported by the complexity of these cases. See Albero v. Johns-Manville Corp. (In re Johns-Manville Corp.), 68 B.R. 155, 159 (Bankr. S.D.N.Y. 1986) (indicating that the appointment of an equity committee in complex bankruptcy proceedings is justified because complex cases require active participation by shareholders, rather than merely voting on a plan); see also Pilgrim’s Pride, 407 B.R. at 220 (stating that the appointment of an equity committee is more appropriate where the complexities of a case make it more difficult for another entity to represent equity holders’ interests).

QHC is the operator of general acute care hospitals and outpatient healthcare facilities. According to the petition, QHC, which filed on behalf of itself and multiple affiliates, reports $373.1 million in assets and $1.3 billion in liabilities. QHC has estimated that the enterprise value of the Company is in the range of $965 million to $1.275 billion, and the proposed restructuring contemplates a host of transactions including a $100 million DIP loan, an Exit Facility, a $200 million Equity Commitment Agreement, a management incentive plan, a litigation trust, and new senior credit facilities. Although the Company is intent on rushing through its restructuring pursuant to the terms of the RSA, it remains unclear whether that is in the best interest of all stakeholders. Indeed, based on QHC’s prepetition conduct and the terms of the RSA it appears that the Chapter 11 Cases are being run for the benefit of the note holders, not the shareholders. As a result, there are numerous issues that must be investigated and addressed including, but not limited to, QHC’s original business plan, its revised projections, the pre-COVID-19 projections on which KKR was making an equity offer, the events leading to the RSA, the value of the Company, and the propriety of the proposed releases in the Plan. See In re Pilgrim Pride Corp., 407 B.R. 211, 220 (Bankr. N.D. Tex. 2010) (“appointment of [an equity committee] is more appropriate where the complexities of the case make it more difficult for another—here management—to protect equity interests as well as those of creditors.”).

3 A copy of KKR’s Schedule 13D filing is attached hereto as Exhibit 1.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

The Stock is Widely Held and Publicly Traded.

There is no dispute that this factor weighs in favor of an Official Equity Committee. As of the date of this letter, there are over 32,000,000 shares of QHC’s stock that are publicly traded with an average volume of 275,000, many of whom are retail holders.

The Request is Timely.

QHC’s Chapter 11 Cases were commenced yesterday, announcing their entry into an RSA with 97.3% of the holders of obligations under the Senior Notes and 74.7% of the obligations under the First Lien Facility. The “first day hearing” isn’t until tomorrow, April 9, at 1:30 p.m. ET. QHC also announced that solicitation of the Plan is underway with a voting deadline for shareholders of May 4, 2020 and a joint plan confirmation and disclosure statement hearing shortly thereafter. There are also other milestones under the RSA, including an April 10 deadline for entry of an interim DIP Order, May 12 for entry of a final DIP Order, and a May 11 combined disclosure statement/confirmation hearing. Not only is this request for an Official Equity Committee timely, appointment of an Official Equity Committee must occur now because any delay will necessarily threaten the committee’s ability to analyze and scrutinize the Plan on the Debtors’ own lightspeed timeline. Therefore, it is imperative that the utility of the time remaining is maximized because so little time exists.

There are no exigent circumstances requiring that the Debtors fast-track their reorganization. The Debtors are operating their businesses in the ordinary course, in fact paying all unsecured creditors currently, are not experiencing short term liquidity issues, and appear to have adequate access to cash. Indeed, it is public knowledge that bankrupt hospitals are in high demand as was recently reported in the Wall Street Journal, and a market test may ultimately be warranted.4 The ineluctable conclusion is that the Debtors have agreed to file their Chapter 11 Cases and proceed with the Plan on an unnecessarily expedited basis at a logistically difficult time for the entire world in order to rush through confirmation without any meaningful analysis of the Company’s actual value and the destruction of shareholder value. This is yet another reason why an Official Equity Committee is so urgently needed in this case.

Mudrick is mindful of concerns regarding the expense associated with the formation of an Official Equity Committee, but submits that cost alone is not sufficient to defeat such formation. See In re Beker Indus. Corp., 55 B.R. 945, 949 (Bankr. S.D.N.Y. 1985) (“The statutory focus is on adequacy of representation. . . . [O]nce the statutory tests are met, the burden shifts to the opponent of the motion to show that the cost of the additional committee sought significantly outweighs the concern for adequate representation and cannot be alleviated in other ways.”). Indeed, as stated above, it appears that these cases demand the appointment of an Official Equity Committee instead of a creditors’ committee, which would greatly mitigate this cost. Moreover, in addition to sacrificing representation of equity the Company has already agreed to pay not only its own professional costs but those of each of its Secured Lenders, the noteholders, and individual noteholders. The additional expense of an Official Equity Committee is but a small additional expense to ensure a level playing field for equity to be represented.

4 See Coronavirus Crisis Puts Bankrupt Hospitals Back in Demand, Wall Street Journal, April 6, 2020, located at https://www.wsj.com/articles/coronavirus-crisis-puts-bankrupt-hospitals-back-in-demand-11586165400.

Kasowitz, Benson, Torres & Friedman LLP

T. Patrick Tinker, Esq.

April 8, 2020

Accordingly, it would be unjust for the Debtors to pursue their Plan without any official input from shareholders. Only then, can we ensure that the Company’s value has been realized by its shareholders and the process is fair and equitable. We respectfully request that you appoint an Official Equity Committee at your earliest possible opportunity.5 We are sure you recognize the need for speed in this instance. We welcome the opportunity to answer any questions you may have.

Sincerely,
/s/ David S. Rosner
David S. Rosner

cc:	Rosa Sierra, Esq. Felicia Gerber Perlman, Esq. David R. Hurst, Esq. Bradley Thomas Giordano, Esq. Megan Preusker, Esq. Matthew B. Stein, Esq. Robert J. Dehney, Esq.

5 Nothing herein shall constitute an admission or waiver of any rights or remedies by Mudrick; all such rights and remedies are expressly reserved.

EXHIBIT 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934*
(Amendment No. 3)

Quorum Health Corporation
(Name of Issuer)

Common Stock, par value $0.0001 per share
(Title of Class of Securities)

74909E106
(CUSIP Number)

David J. Sorkin, Esq.
Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
(212) 750-8300

with a copy to:

Marni Lerner Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

December 2, 2019
(Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box: ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 240. 13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Credit Fund Advisors LLC

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,621,439

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,621,439

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,621,439

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
8.0%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
IA

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Credit Advisors (US) LLC

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
IA

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
Kohlberg Kravis Roberts & Co. L.P.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
PN

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Management Holdings L.P.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
PN

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Management Holdings Corp.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
Powell Investors II Limited Partnership

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,513,651

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,513,651

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,513,651

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.6%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
PN

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Special Situations Fund II Limited

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,513,651

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,513,651

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,513,651

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.6%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Special Situations (EEA) Fund II L.P.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
England and Wales

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,513,651

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,513,651

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,513,651

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.6%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
PN

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Associates Special Situations (EEA) II Limited

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,513,651

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,513,651

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,513,651

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.6%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Special Situations (Offshore) II Limited

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,513,651

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,513,651

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,513,651

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.6%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Fund Holdings L.P.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,880,993

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,880,993

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,880,993

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
8.8%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
PN

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Fund Holdings GP Limited

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,880,993

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,880,993

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,880,993

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
8.8%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Group Holdings Corp.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR & Co. Inc.

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
CO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
KKR Management LLC

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
2,988,781

	8	SHARED VOTING POWER
0

	9	SOLE DISPOSITIVE POWER
2,988,781

	10	SHARED DISPOSITIVE POWER
0

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
OO

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
Henry R. Kravis

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
0

	8	SHARED VOTING POWER
2,988,781

	9	SOLE DISPOSITIVE POWER
0

	10	SHARED DISPOSITIVE POWER
2,988,781

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
IN

SCHEDULE 13D CUSIP No. 74909E106

1	NAMES OF REPORTING PERSONS
George R. Roberts

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP		(a)	☐
			(b)	☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(D) OR 2(E)			☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION
United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER
0

	8	SHARED VOTING POWER
2,988,781

	9	SOLE DISPOSITIVE POWER
0

	10	SHARED DISPOSITIVE POWER
2,988,781

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
2,988,781

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)			☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
IN

Explanatory Note

This Amendment No. 3 to the Schedule 13D (this “Amendment No. 3”) relates to the shares of common stock, par value $0.0001 per share (the “Common Stock”), of Quorum Health Corporation., a Delaware corporation (the “Issuer”) and amends the Schedule 13D filed on March 30, 2017, as amended by Amendment No. 1 filed on April 11, 2017 and Amendment No. 2 filed on May 22, 2017 (as so amended, this “Schedule 13D”), filed with respect to the Common Stock of the Issuer.  This Amendment No 3 reflects, among other things, the conversion of KKR & Co. L.P., a Delaware limited partnership, into a Delaware corporation named KKR & Co. Inc., which became effective on July 1, 2018, pursuant to which KKR & Co. L.P. contributed all of its interests in two wholly-owned subsidiaries, KKR Group Holdings L.P. and KKR Group Limited, to a newly formed and wholly-owned subsidiary, KKR Group Holdings Corp., and KKR Group Holdings L.P. and KKR Group Limited were liquidated (the “KKR Reorganization”). The KKR Reorganization did not involve any purchase or sale of securities of the Issuer.  Except as otherwise specified in this Amendment No. 3, all previous Items are unchanged.  Unless otherwise indicated herein, capitalized terms used but not defined in this Amendment No. 3 shall have the same meanings herein as are ascribed to such terms in the Schedule 13D.

Item 2.	Identity and Background

Item 2 is hereby amended and restated in its entirety as follows:

(a), (f) This statement on Schedule 13D is being filed pursuant to Rule 13d-1(a) under the Securities Exchange Act of 1934, as amended, by:

(i)	KKR Credit Fund Advisors LLC, a Delaware limited liability company (“KCFA”);

(ii)	KKR Credit Advisors (US) LLC, a Delaware limited liability company (“KCA”);

(iii)	Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“Kohlberg Kravis Roberts & Co.”);

(iv)	KKR Management Holdings L.P., a Delaware limited partnership (“KKR Management Holdings”);

(v)	KKR Management Holdings Corp., a Delaware corporation (“KKR Management Holdings Corp.”);

(vi)	Powell Investors II Limited Partnership, a Cayman Islands limited partnership (“Powell”);

(vii)	KKR Special Situations Fund II Limited, a Cayman Islands limited company (“Fund II Limited”);

(viii)	KKR Special Situations (EEA) Fund II L.P., a limited partnership organized under the laws of England and Wales (“Fund II LP”);

(ix)	KKR Associates Special Situations (EEA) II Limited, a Cayman Islands limited company (“KKR Associates II”);

(x)	KKR Special Situations (Offshore) II Limited, a Cayman Islands limited company (“Offshore II Limited”);

(xi)	KKR Fund Holdings L.P., a Cayman Islands limited partnership (“KKR Fund Holdings”);

(xii)	KKR Fund Holdings GP Limited, a Cayman Islands limited company (“KKR Fund Holdings GP”);

(xiii)	KKR Group Holdings Corp., a Delaware corporation (“KKR Group Holdings”);

(xiv)	KKR & Co. Inc., a Delaware corporation (“KKR & Co.”);

(xv)	KKR Management LLC, a Delaware limited liability company (“KKR Management”);

(xvi)	Henry R. Kravis, a United States citizen; and

(xvii)	George R. Roberts, a United States citizen (the entities and persons listed in items (i) through (xvii) are collectively referred to herein as the “Reporting Persons”).

KCA acts, including through its subsidiaries (including KCFA), as an investment advisor for a number of client accounts (the “Client Accounts”), which Client Accounts purchased the securities reported herein.  Kohlberg Kravis Roberts & Co. is the holder of all of the outstanding equity interests in KCA. KKR Management Holdings is an indirect general partner of one of the Client Accounts and is the general partner of Kohlberg Kravis Roberts & Co. and KKR Management Holdings Corp. is the general partner of KKR Management Holdings.

Fund II Limited is the general partner of Powell.  Fund II LP is the general partner of Fund II Limited.  KKR Associates II is the general partner of Fund II LP.  Offshore II Limited is the general partner of KKR Associates II.  KKR Fund Holdings is the general partner of Offshore Limited II and an indirect general partner of certain of the other Client Accounts. KKR Fund Holdings GP is a general partner of KKR Fund Holdings.

KKR Group Holdings is the sole shareholder of KKR Management Holdings Corp. and KKR Fund Holdings GP and a general partner of KKR Fund Holdings.  KKR & Co. is the sole shareholder of KKR Group Holdings. KKR Management is the Class B common stockholder of KKR & Co. Messrs. Kravis and Roberts are the designated members of KKR Management.

The executive officers of KCA are Nathaniel Zilkha, Christopher Sheldon, Todd Builione, Noah Greenhill, Jeffrey B. Van Horn, and Annette O’Donnell-Butner. Mr. Van Horn is a director of Fund II Limited and KKR Associates II.  Each of Messrs. Van Horn and William J. Janetschek and David J. Sorkin is a director of Offshore II Limited.  Each of Messrs. Scott C. Nuttall, Joseph Y. Bae, William J. Janetschek and David J. Sorkin is a director of KKR Management Holdings Corp. and KKR Group Holdings. The executive officers of KKR Management Holdings Corp., KKR Group Holdings and KKR & Co. are Messrs. Kravis, Roberts, Nuttall, Bae, Janetschek and Sorkin. The directors of KKR & Co. (the “KKR Directors”) are listed on Annex A attached hereto, which is incorporated herein by reference.  Each of Messrs. Nuttall, Bae, Janetschek, Sorkin, Zilkha, Sheldon, Builione, Greenhill, and Van Horn and Ms. O’Donnell-Butner is a United States citizen.

The Reporting Persons have entered into a joint filing agreement, dated as of December 2, 2019, a copy of which is attached as Exhibit A.

(b)           The address of the principal business office of Kohlberg Kravis Roberts & Co., KKR Management Holdings, KKR Management Holdings Corp., KKR Fund Holdings, KKR Fund Holdings GP, Offshore II Limited, KKR Group Holdings, KKR & Co., KKR Management and the individuals named in this Item 2, other than as noted below, is:

c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019

The address of the principal business office of Mr. Roberts is:

c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025

The address of the principal business office of KCA, KCFA, Powell, Fund II Limited, Fund II LP, KKR Associates II and Messrs.  Sheldon and Van Horn and Ms.  O’Donnell-Butner is:

c/o KKR Credit Advisors (US) LLC
555 California Street, 50th Floor
San Francisco, CA 94104

(c)          Each of Kohlberg, Kravis, Roberts & Co., KKR Management Holdings, KKR Management Holdings Corp., KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR & Co. and KKR Management is principally engaged as a holding company for subsidiaries engaged in the investment management business.

Powell is principally engaged in the business of investing in securities.  Fund II Limited, Fund II LP, KKR Associates II and Offshore II Limited are principally engaged in the business of being the general partner of investment entities affiliated with KKR Fund Holdings, including, directly or indirectly, Powell.

KCA and KCFA are principally engaged in the investment management business.

The present principal occupation or employment of each of Messrs. Kravis, Roberts, Nuttall, Bae, Janetschek, Sorkin, Zilkha, Sheldon, Builione, Greenhill and Van Horn and Ms. O’Donnell-Butner is as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. The present principal occupation of each of the other individuals named in Item 2 is listed on Annex A.

(d)          During the last five years, none of the Reporting Persons or, to the best knowledge of the Reporting Persons, any of the other persons named in this Item 2, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e)          During the last five years, none of the Reporting Persons or, to the best knowledge of the Reporting Persons, any of the other persons named in this Item 2, has been party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding were or are subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.	Source and Amount of Funds or Other Consideration

Item 3 is hereby amended and restated in its entirety as follows:

KCA acts, including through its subsidiaries including KCFA, as an investment advisor for a number of Client Accounts, including Powell, which Client Accounts purchased the securities reported herein as beneficially owned for a total purchase price of approximately $17,001,539. The source of funds for such transactions was cash available in the Client Accounts.

Item 4.	Purpose of the Transaction

Item 4 is hereby amended by adding the following:

From time to time since the date of original investment in the Issuer, the Reporting Persons have engaged in evaluations of the Issuer and its business. On December 2, 2019, KCA delivered a non-binding proposal (the “Proposal”) to the Issuer’s board of directors (the “Board”) relating to a recapitalization of the Issuer and/or deleveraging transaction (the “Potential Transaction”). A copy of the Proposal is attached hereto as Exhibit B and the information set forth in the Proposal is incorporated by reference herein.

The Proposal is non-binding and is subject to a number of conditions, as set forth in the Proposal. In connection with its ongoing evaluations of the Issuer, KCA was provided certain non-public information by the Issuer from time to time and, in connection therewith, entered into a confidentiality agreement and standstill provisions that prohibit KCA and certain affiliates from taking certain actions involving the Issuer’s assets, business, and securities, including acquiring voting equity of the Issuer over a certain level and making a proposal with respect to certain transactions.  The Issuer has granted KCA and its affiliates a limited waiver to permit them to make a proposal to the Issuer.

No assurances can be given that the Proposal will be accepted by the Issuer or that, if accepted, the Potential Transaction contemplated under the Proposal will be consummated. There is no binding obligation on the part of the Issuer or KCA with respect to the Proposal and neither the Issuer nor KCA is obligated to complete the Potential Transaction, and a binding commitment with respect to the Potential Transaction will result only from the execution and delivery of definitive documentation. Any definitive documentation entered into in connection with the Potential Transaction is likely to be subject to customary closing conditions.

If the Potential Transaction is completed, one or more of the transactions, events or actions specified in clauses (a) through (j) of Item 4 of Schedule 13D may result, including, without limitation, an acquisition of additional securities of the Issuer, an extraordinary corporate transaction (such as a merger) involving the Issuer, other material changes in the Issuer’s business, or corporate structure, and the shares of Common Stock would become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act and would be delisted from the New York Stock Exchange.

The Reporting Persons expect to continue to engage in discussions with management, the Board, the Issuer’s various stakeholders, potential debt and equity financing sources, and other relevant parties and may take other actions concerning any extraordinary corporate transaction (including but not limited to a merger, reorganization or liquidation) or the business, operations, assets, strategy, future plans, prospects, corporate structure, board composition, governance, management, capitalization, dividend policy, charter, bylaws, corporate documents, agreements, de-listing, or de-registration of the Issuer, which discussions may include proposing or considering proposals and counterproposals. Except as indicated above, none of the Reporting Persons currently have any plans or proposals that relate to or would result in any other action specified in Items 4(a) to (j) of Schedule 13D. Although the foregoing reflects activities presently contemplated by the Reporting Persons, the foregoing is subject to change at any time, and the Reporting Persons reserve their right to change their plans and intentions with respect to the Issuer, including in connection with any of the actions discussed in this item 4, including, among others, any terms related to the Proposal. Any action taken by the Reporting Persons may be effected at any time and from time to time, subject to any applicable limitations imposed by any applicable laws.

In addition to the shares of Common Stock reported as beneficially owned herein, certain Client Accounts currently hold $156,279,000 principal amount of the $400,000,000 aggregate principal amount of 11.625% Senior Notes due 2023 and $125,412,994 principal amount of the $880,000,000 senior secured term loan facility of the Issuer. The portfolio management and voting discretion of certain of the above-mentioned debt-holding Client Accounts is managed separately within KCA from that of the Client Accounts which hold the shares of Common Stock reported as beneficially owned herein.

Item 5.	Interest in Securities of the Issuer.

Item 5 is hereby amended and restated in its entirety to read as follows:

(a)-(b) As an investment advisor or the parent of an investment advisor, to a number of Client Accounts, KCA may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 2,988,781 shares of Common Stock (the “Total Reported Shares”), which represents approximately 9.1% of the Common Stock outstanding, based on 32,916,020 shares of Common Stock outstanding as of November 6, 2019, as reported in the Issuer’s Form 10-Q, filed with the Securities and Exchange Commission on November 7, 2019.

Powell has directly acquired, and may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 2,513,651 shares of Common Stock (which, for the avoidance of doubt, are included in the Total Reported Shares), which represents approximately 7.6% of the Common Stock outstanding. In addition, as an investment advisor to Powell and another Client Account, KCFA, a direct wholly-owned subsidiary of KCA, may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) a total of 2,621,439 shares of Common Stock (which, for the avoidance of doubt, are included in the Total Reported Shares), which represents approximately 8.0% of the Common Stock outstanding.

Each of Kohlberg Kravis Roberts & Co. (as the holder of all of the outstanding equity interests in KCA), KKR Management Holdings (as a general partner of one of the Client Accounts and the general partner of Kohlberg Kravis Roberts & Co.), KKR Management Holdings Corp. (as the general partner of KKR Management Holdings), Fund II Limited (as the general partner of Powell), Fund II LP (as the general partner of Fund II Limited), KKR Associates II (as the general partner of Fund II LP), Offshore II Limited (as the general partner of KKR Associates II), KKR Fund Holdings (as an indirect general partner of certain of the Client Accounts, including Powell), KKR Fund Holdings GP (as a general partner of KKR Fund Holdings), KKR Group Holdings (as the sole shareholder of KKR Fund Holdings GP, a general partner of KKR Fund Holdings, and the sole shareholder of KKR Management Holdings Corp.), KKR & Co. (as the sole shareholder of KKR Group Holdings), KKR Management (as the Class B common stockholder of KKR & Co.) and Messrs. Kravis and Roberts (as the designated members of KKR Management) may also be deemed to beneficially own some or all of the shares of Common Stock owned by the Client Accounts and reported herein.

To the best knowledge of the Reporting Persons, none of the individuals named in Item 2 beneficially owns any shares of Common Stock except as described herein.  The filing of this Schedule 13D shall not be construed as an admission that any of the above-listed entities or individuals is the beneficial owner of any securities covered by this statement.

(c) None of the Reporting Persons, or, to the best knowledge of the Reporting Persons, any other individual named in Item 2, has engaged in any transaction in any shares of Common Stock during the past 60 days.

(d) The disclosure in Item 3 and Item 4 is incorporated herein by reference.

(e) As described above in the Explanatory Note, KKR Group Holdings L.P. and KKR Group Limited are no longer reporting persons on this Schedule 13D.

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

Item 6 is hereby amended by adding the following:

The information set forth in Item 4 of this Schedule 13D is hereby incorporated by reference into this Item 6.

Item 7.	Materials to be Filed as Exhibits.

Item 7 is hereby amended and restated as follows:

Exhibit No.	Description
Exhibit A	Joint Filing Agreement, dated as of December 2, 2019, by and among the Reporting Persons.
Exhibit B	Proposal from KCA to the Board, dated December 2, 2019.
Exhibit C	Powers of Attorney (incorporated by reference to Exhibit B to the Schedule 13D filed by the Reporting Persons on March 30, 2017).

SIGNATURES

After reasonable inquiry and to the best of its or his knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: December 2, 2019

KKR CREDIT FUND ADVISORS LLC

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Vice President

KKR CREDIT ADVISORS (US) LLC

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Chief Financial Officer

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR MANAGEMENT HOLDINGS L.P.

By:	KKR Management Holdings Corp., its general partner

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR MANAGEMENT HOLDINGS CORP.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

POWELL INVESTORS II LIMITED PARTNERSHIP

By:	KKR Special Situations Fund II Limited, its general partner

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR SPECIAL SITUATIONS FUND II LIMITED

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR SPECIAL SITUATIONS (EEA) FUND II L.P.

By:	KKR Associates Special Situations (EEA) II Limited, its general partner

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR ASSOCIATES SPECIAL SITUATIONS (EEA) II LIMITED

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR SPECIAL SITUATIONS (OFFSHORE) II LIMITED

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR FUND HOLDINGS L.P.

By:	KKR Group Holdings Corp., a general partner

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR FUND HOLDINGS GP LIMITED

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Director

KKR GROUP HOLDINGS CORP.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR & CO. INC.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR MANAGEMENT LLC

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

HENRY R. KRAVIS

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact

GEORGE R. ROBERTS

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact

Annex A

Directors of KKR & Co. Inc.

The following sets forth the name and principal occupation of each of the directors of KKR & Co. Inc. Each of such persons is a citizen of the United States other than Xavier Niel, who is a citizen of France.

Name	Principal Occupation
Henry R. Kravis	Co-Chief Executive Officer, Co-Chairman of KKR & Co. Inc.
George R. Roberts	Co-Chief Executive Officer, Co-Chairman of KKR & Co. Inc.
Joseph Y. Bae	Co-President, Co-Chief Operating Officer of KKR & Co. Inc.
Scott C. Nuttall	Co-President, Co-Chief Operating Officer of KKR & Co. Inc.
Mary N. Dillon	Chief Executive Officer of Ulta Beauty, Inc.
David C. Drummond	Senior Vice President, Corporate Development, Chief Legal Officer and Secretary of Alphabet Inc.
Joseph A. Grundfest	William A. Franke Professor of Law and Business of Stanford Law School
John B. Hess	Chief Executive Officer of Hess Corporation
Xavier Niel	Founder, Deputy Chairman of the Board and Chief Strategy Officer of Iliad SA
Patricia F. Russo	Retired, Former Chief Executive Officer of Alcatel-Lucent
Thomas M. Schoewe	Retired, Former Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc.
Robert W. Scully	Retired, Former Member, Office of the Chairman of Morgan Stanley

EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.0001 per share of Quorum Health Corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  December 2, 2019

KKR CREDIT FUND ADVISORS LLC

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Vice President

KKR CREDIT ADVISORS (US) LLC

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Chief Financial Officer

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR MANAGEMENT HOLDINGS L.P.

By:	KKR Management Holdings Corp., its general partner

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR MANAGEMENT HOLDINGS CORP.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

POWELL INVESTORS II LIMITED PARTNERSHIP

By:	KKR Special Situations Fund II Limited, its general partner

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR SPECIAL SITUATIONS FUND II LIMITED

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR SPECIAL SITUATIONS (EEA) FUND II L.P.

By:	KKR Associates Special Situations (EEA) II Limited, its general partner

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR ASSOCIATES SPECIAL SITUATIONS (EEA) II LIMITED

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR SPECIAL SITUATIONS (OFFSHORE) II LIMITED

By:	/s/ Jeffrey B. Van Horn
Name: Jeffrey B. Van Horn
Title: Director

KKR FUND HOLDINGS L.P.

By:	KKR Group Holdings Corp., a general partner

By:	/s/ Terence Gallagher
Name: Terence Gallagher Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR FUND HOLDINGS GP LIMITED

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Director

KKR GROUP HOLDINGS CORP.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR & CO. INC.

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR MANAGEMENT LLC

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

HENRY R. KRAVIS

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact

GEORGE R. ROBERTS

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Attorney-in-fact

EXHIBIT B

CONFIDENTIAL

December 2, 2019

Quorum Health Corporation
Attention: Board of Directors
1573 Mallory Lane
Brentwood, TN 37027

To the Board of Directors of Quorum Health Corporation:

As you know, certain funds and accounts affiliated with and managed by KKR Credit Advisors (US) LLC and its affiliates (collectively, “KKR”) are the largest holders of both the senior secured term loan credit facility and 11.625% senior notes due 2023, and certain of KKR’s affiliated funds are also holders of the common equity.  Pursuant to a nondisclosure agreement, KKR and its advisors have been in discussions with Quorum Health Corporation (the “Company”), including its management team, for the purposes of obtaining information and evaluating a potential transaction with the Company.  As a result of those discussions and the comprehensive review of the information provided to date, KKR believes that the value-maximizing path for the Company, including the enterprise as a whole, along with all stakeholders, is through a recapitalization of the Company (the “Potential Transaction”).

The best path forward is for the Company to enter into discussions with KKR and other significant stakeholders regarding the definitive terms of the Potential Transaction, which should include, among other things, (i) improving the current capital structure by amending the Company’s senior secured credit facility and extending its maturity, (ii) taking the Company private, partly through a buy-out of the public shares held by minority holders at a price of $1.00 per share, (iii) equitizing the par value of the senior notes, at the same equity valuation as the buy-out, and (iv) injecting fresh capital by raising new equity from participating noteholders. New capital to fund the Potential Transaction would be issued as common stock in the recapitalized Company and offered to participating noteholders.

We would welcome the opportunity to discuss the most efficient means to implement the Potential Transaction.  KKR believes that a comprehensive solution will facilitate long term success and mitigate any further distraction.  Given our diligence, experience and history with the Company, we can move towards a definitive transaction in an expeditious manner, without having a material impact on the responsibilities of the Company’s management team or its Board.

This letter is non-binding, should not be construed as creating any obligation, commitment or liability (contractual or otherwise) on the part of KKR or any of its affiliates, and does not constitute an offer subject to binding acceptance (and no oral contracts shall be deemed to exist). KKR reserves the right to withdraw or modify our proposal at any time.  Any transaction will be subject to a number of conditions, including, among other things, (a) completing confirmatory due diligence, (b) negotiation and execution of definitive documentation, (c) receipt of requisite stakeholder approvals and (d) receipt of any requisite regulatory approvals.

Please feel free to contact me if you have any questions about this letter.

Sincerely,

/s/ Harlan B. Cherniak

Harlan B. Cherniak
Co-Head Americas Special Situations